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                       SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON DC 20549


                                    FORM 8-A
                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934


                                 Conectiv, Inc.
             (exact name of registrant as specified in its charter)

Delaware                                                     51-0377417
(State of Incorporation)                             (IRS Employer No.)

              800 King Street, Wilmington, Delaware 19899
      (Address of Principal Executive offices including Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b)of the Exchange Act and is effective pursuant to General Instruction A(c), please check the following box. [ X ]


If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A(d), please check the following box.  [   ]



        Securities to be registered pursuant to Section 12(b) of the Act

                                                    Name of each exchange on
Title of each class to be so registered     which each class is to be registered


       Conectiv Common Stock                        New York Stock Exchange
       Conectiv Class A Common Stock                New York Stock Exchange



        Securities to be registered pursuant to Section 12(g) of the Act

                                      None



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UNDER AN AGREEMENT AND PLAN OF MERGER, DELMARVA POWER & LIGHT COMPANY, A
DELAWARE AND VIRGINIA CORPORATION WHICH IS A UTILITY COMPANY ("DELMARVA"), AND ATLANTIC ENERGY, INC., A NEW JERSEY CORPORATION WHICH IS A UTILITY HOLDING COMPANY ("AE"), ARE ENGAGING IN SIMULTANEOUS MERGER TRANSACTIONS (THE "MERGERS"). THE MERGERS WILL RESULT IN CONECTIV, INC. BEING: (I) THE SURVIVING CORPORATION OF A MERGER WITH ATLANTIC ENERGY, INC., AND (II) THE HOLDING COMPANY FOR ATLANTIC CITY ELECTRIC COMPANY (A PUBLIC UTILITY COMPANY WHICH FORMERLY WAS A WHOLLY-OWNED SUBSIDIARY OF AE) AND FOR DELMARVA. DISCLOSURES REGARDING CONECTIV, INC. IN THIS REGISTRATION STATEMENT ARE CONDITIONED UPON THE CONSUMMATION OF THE PROPOSED MERGERS. AFTER CONSUMMATION OF THE MERGERS, THE NAME OF CONECTIV, INC. WILL BE CHANGED TO CONECTIV.


ITEM 1.         Description of Registrant's Securities to be registered

               The descriptions of the Common Stock and the Class A Common Stock of Conectiv, Inc. (the "Company") is incorporated by reference to the Company's Registration Statement on Form S-3 (File No. 333-44219) (the "S-3 Registration) and the description of the Company's Common Stock and Class A Common Stock contained in pages 75-97 of the Joint Proxy Statement of Delmarva Power & Light Company and Atlantic Energy, Inc. / Prospectus of Conectiv, Inc. dated December 26, 1996 (the "Joint Proxy") and annexes IV and V thereto. The Joint Proxy is filed as Exhibit 99(a) to this Registration Statement. After consummation of the Mergers, the change in the name of the Company to Conectiv shall be deemed effective for purposes of this Registration Statement and the securities registered herein shall be deemed securities of Conectiv.


ITEM 2.         Exhibits

               See attached Exhibit Index


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                                   Signatures

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on it behalf by the undersigned, thereto duly authorized.


                                                   Conectiv, Inc.


                                                   By:  /s/ L. M. Walters
                                                        -----------------------
                                                           Treasurer

                                                   Date: February 20, 1998


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                                  EXHIBIT INDEX

 Exhibit No.                            Description of Exhibit
 ----------                             ----------------------
   4(a) --     Form of Restated Certificate of Incorporation of Conectiv, Inc.
               (Incorporated by reference to the filing on Form S-4 (File No.
               333-18843) dated December 26, 1996).

   4(b) -- Form of By-Laws to Conectiv, Inc. (Incorporated by reference to the filing on Form S-4 (File No. 333-18843) dated December 26,
               1996).

  99(a) --     Joint Proxy Statement of Delmarva Power & Light Company and
               Atlantic Energy, Inc./Prospectus of Conectiv, Inc. (Incorporated by reference to the filing on Form S-4 (File No. 333-18843) dated
               December 26, 1996).
